CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226586, 333-211153, 333-203817, 333-184958, 333-174032, 333-158932, 333-148712, 333-145201, 333-145199, 333-85558, 333-53036, and 333-11757) of Tetra Tech, Inc. of our report dated November 27, 2019 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
November 27, 2019